UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2015

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2015 (the "Closing Date"), Cytokinetics, Incorporated (the "Company") entered into a loan and security agreement (the "Agreement") with Oxford Finance LLC ("Oxford"), as the collateral agent and a lender, and Silicon Valley Bank ("SVB"), as a lender ( together with Oxford, the "Lenders") pursuant to which the Lenders have agreed to lend the Company up to $40.0 million in a series of term loans. Upon entering into the Agreement, the Company borrowed $15.0 million from the Lenders ("Term Loan A"). Under the terms of the Agreement, the Company may, at its sole discretion, borrow from the Lenders:

• Up to an additional $15.0 million, at any time on or before June 30, 2016 ("Term Loan B") subject to the Company’s satisfaction of specified conditions precedent related to each of: (i) the Company’s Phase 3 clinical trial of tirasemtiv in patients with ALS (VITALITY-ALS), (ii) the Company’s Phase 2 clinical trial of CK-2127107 (CY 5021); and (iii) specified results from the Phase 2 clinical trial of omecamtiv mecarbil (COSMIC-HF); each, as specified in the Agreement; and

• Up to an additional $10.0 million, at any time on or before March 31, 2017 ("Term Loan C") subject to the Company’s satisfaction of specified conditions precedent related to the earlier of: (i) the occurrence of an equity event as described in the Agreement, or (ii) specified results from the Company’s VITALITY-ALS Phase 3 trial of tirasemtiv, each as specified in the Agreement.

The proceeds from Term Loan A and future proceeds, if any, from Term Loan B and or Term Loan C (the "Term Loans") under the Agreement may be used to satisfy the Company’s future working capital needs and to fund its general business requirements. The Company’s obligations under the Agreement are secured by substantially all of the Company’s current and future assets, other than its intellectual property.

All of the Term Loans mature on October 1, 2020 (the "Maturity Date") and will be interest-only through October 1, 2017, followed by 36 equal monthly payments of principal and interest. Interest on Term Loan A will accrue at a fixed rate of 7.50%. Interest on Term Loan B and Term Loan C will bear interest at a rate fixed at draw equal to the greater of (i) 7.50% and (ii) the sum of the three month U.S. LIBOR rate reported in the Wall Street Journal three business days prior to the funding date of the applicable Term Loan plus 7.31%.

The Company will be required to make a final payment fee of 4.00% of the amounts of the Term Loans drawn payable on the earlier of (i) the prepayment of the Term Loans or (ii) the Maturity Date. The Company may prepay the Term Loans by paying a prepayment fee equal to (i) 3.00% of the applicable Term Loan prepaid on or before the first anniversary of the applicable funding date, (ii) 2.00% of the applicable Term Loan prepaid between the first and second anniversary of the applicable funding date, and (iii) 1.00% of the applicable Term Loan prepaid thereafter, and prior to the Maturity Date.

In connection with entering into the Agreement, the Company issued to the Lenders warrants exercisable for 65,189 shares of the Company’s common stock (the "Warrants"). The Warrants are exercisable in whole or in part, immediately, and have a per share price of $6.90, which is the average closing price of the Company’s common stock on the NASDAQ Capital Market for the ten trading days prior to the Closing Date. The Warrants will terminate on the earlier of October 19, 2020 or the closing of a merger or consolidation transaction in which the Company is not the surviving entity. If the Company borrows under Term Loan B or Term Loan C, upon the funding of such Term Loan, the Company will issue to the Lenders additional warrants to purchase shares of the Company’s common stock equal to 3% of each Term Loan amount divided by the lower of the ten day average closing price of the Company’s common stock on the NASDAQ Capital Market prior to funding or the price per share on the day of funding, which is also the exercise price per share for the warrants. The terms of these warrants would be substantially the same as those contained in the Warrants.

The Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on dispositions, changes in business, management, ownership or business locations, mergers or acquisitions, indebtedness, encumbrances, distributions, investments, transactions with affiliates and subordinated debt. The Agreement also includes customary events of default, including but not limited to the nonpayment of principal or interest, violations of covenants, material adverse changes, attachment, levy, restraint on business, cross-defaults on material indebtedness, bankruptcy, material judgments, misrepresentations, subordinated debt, governmental approvals, lien priority and delisting. Upon an event of default, the Lenders may, among other things, accelerate the loans and foreclose on the collateral.

The foregoing is only a summary of the material terms of the Agreement and the Warrants, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the Warrants, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above that relates to the issuance of the Warrants is hereby incorporated by reference into Item 3.02.
The Warrants described in Item 1.01 above were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the "Securities Act"). The Warrants contain representations to support the Company’s reasonable belief that each of the recipients of such securities had access to information concerning the Company’s operations and financial condition, that each such recipient is acquiring the securities for its own account and not with a view to the distribution thereof, and that each such recipient is an "accredited investor" as defined by Rule 501 promulgated under the Securities Act.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the availability and funding of Term Loan B and Term Loan C, the timing thereof and the satisfaction of the conditions thereto, including achievement of the clinical and development milestones described above. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the satisfaction of the conditions to the funding of Term Loan B and Term Loan C and the Company’s ability to maintain (and otherwise comply with the covenants in) the Agreement; risks associated with further clinical development of tirasemtiv in amyotrophic lateral sclerosis (“ALS”) patients, which will require significant additional funding, and the Company may be unable to obtain such additional funding on acceptable terms, if at all; risks that the U.S. Food and Drug Administration and/or other regulatory authorities may not accept effects on slow vital capacity as a clinical endpoint to support registration of tirasemtiv for the treatment of ALS; the potential progression of CK-2127107 to Phase II development, the potential progression of omecamtiv mecarbil to Phase III development; as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed with the SEC on August 5, 2015. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

October 19, 2015	By:	Sharon A. Barbari

Name: Sharon A. Barbari
Title: Executive Vice President, Finance and Chief Financial Officer